                                                                      EXHIBIT 12

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                              FIRST QUARTER ENDED
                                                                   MARCH 27, 1994
- - ---------------------------------------------------------------------------------
Fixed Charges
  Interest expense....................................................    $17,861
  Interest related to ESOP (1)........................................        176
  Capitalized interest................................................        283
  Portion of rents deemed to be interest..............................      5,998
  Amortization of debt expense........................................         89
                                                                        ---------
      Total Fixed Charges.............................................    $24,407
                                                                        ---------
                                                                        ---------
Earnings
  Income from continuing operations before income taxes...............    $43,873
  Fixed charges, less capitalized interest and interest related to
   ESOP...............................................................     23,948
  Amortization of capitalized interest................................      1,237
  Subtract: Equity income from less than 50% owned unconsolidated
    affiliate.........................................................       (156)
                                                                        ---------
      Total Earnings..................................................    $68,902
                                                                        ---------
                                                                        ---------
Ratio of earnings to fixed charges....................................        2.8

(1) The Company has guaranteed repayment of $24,200,000 of debt of the Employee Stock Ownership Plan and, accordingly, has included the related interest in fixed charges.